Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited
Condensed Consolidated Financial Statements
For the six month period ended 30 June 2020

Contents
        Page
Independent review report to Kennedy Wilson Europe Real Estate Limited 3
Condensed consolidated income statement 5
Condensed consolidated statement of comprehensive income 6
Condensed consolidated balance sheet 7
Condensed consolidated statement of changes in equity 8
Condensed consolidated cash flow statement 11
Notes to the condensed consolidated interim financial statements 12

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the “Company”)

Conclusion
We have been engaged by Kennedy Wilson Europe Real Estate Limited (the “Company”) to review the condensed consolidated financial statements (the “interim financial statements”) in the half-yearly financial report for the six months ended 30 June 2020 of the Company and its subsidiaries, which comprises the condensed consolidated income statement, the condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement, and the related explanatory notes.
Based on our review, nothing has come to our attention that causes us to believe that the interim financial statements in the half-yearly financial report for the six months ended 30 June 2020 are not prepared, in all material respects, in accordance with IAS 34 ‘Interim Financial Reporting’ as adopted by the European Union (the “EU”).

Scope of review
We conducted our review having regard to the Financial Reporting Council’s International Standard on Review Engagements (UK and Ireland) 2410 Review of Interim Financial Information Performed by the Independent Auditor of the Entity. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. We read the other information contained in the half-yearly financial report and consider whether it contains any apparent misstatements or material inconsistencies with the information in the condensed consolidated financial statements.
A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Directors’ responsibilities
The half-yearly financial report is the responsibility of, and has been approved by, the directors.
The annual financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the EU. The directors are responsible for preparing the condensed set of financial statements included in the half-yearly financial report in accordance with IAS 34 ‘Interim Financial Reporting’, as adopted by the EU.

Our responsibility
Our responsibility is to express to the Company a conclusion on the condensed set of consolidated financial statements in the half-yearly financial report based on our review.

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Independent review report to Kennedy Wilson Europe Real Estate Limited (the ‘Company’) continued

The purpose of our review work and to whom we owe our responsibilities
This report is made solely to the Company in accordance with the terms of our engagement letter. Our review has been undertaken so that we might state to the Company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company for our review work, for this report, or for the conclusions we have reached.

/s/ Michael Gibbons
Michael Gibbons
For and on behalf of
KPMG
Chartered Accountants, Statutory Audit Firm
1 Stokes Place
St Stephen’s Green
Dublin 2
Ireland

26 August 2020

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Condensed consolidated income statement
For the six month period ended 30 June 2020

		Six month period ended 30 June 2020	Six month period ended 30 June 2019
		Unaudited	Unaudited
	Notes	£m	£m
Revenue
Rental income		61.6	75.2
Hotel revenue		5.6	27.6
		67.2	102.8
Property related expenses		(18.5)	(20.6)
Hotel cost of sales		(9.5)	(24.5)
		(28.0)	(45.1)
Gross profit		39.2	57.7

Loss on sale of investment and development property and loan collateral	14	(3.7)	(1.3)
Net change in the fair value of equity-accounted investees	10	0.9	-
Net change in fair value of investment and development property	7	(59.0)	-
		(22.6)	56.4
Expenses
Administrative expenses		(2.8)	(7.8)
Investment management fee	15	(5.0)	(5.6)
		(7.8)	(13.4)
Results from operating activities before financing income and costs		(30.4)	43.0
Interest income		1.5	-
Interest expense		(22.6)	(26.6)
Finance costs		(3.3)	(2.6)
Net finance expense		(24.4)	(29.2)
(Loss)/profit before taxation		(54.8)	13.8
Taxation	6	(5.1)	(1.1)
(Loss)/profit for the period after taxation		(59.9)	12.7

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of comprehensive income
For the six month period ended 30 June 2020

		Six month period ended 30 June 2020	Six month period ended 30 June 2019
		Unaudited	Unaudited
	Notes	£m	£m
(Loss)/profit for the period after taxation		(59.9)	12.7

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		65.6	(2.0)
Hedge of net investment in foreign operations		(44.8)	4.0
		20.8	2.0
Items that will never be reclassified to profit or loss:
Net change in fair value of property, plant and equipment		(4.9)	-
Foreign exchange on revaluation reserve		2.7	-
Other comprehensive loss for the period, net of taxation		(2.2)	-

Total comprehensive (loss)/income for the period, net of taxation		(41.3)	14.7

(Loss)/profit attributable to:
Owners of the Company		(59.9)	12.7
		(59.9)	12.7

Total comprehensive (loss)/income attributable to:
Owners of the Company		(41.3)	14.7
		(41.3)	14.7

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated balance sheet
As at 30 June 2020

		30 June 2020	31 December 2019
		Unaudited	Audited
	Notes	£m	£m
Non-current assets
Investment and development property	7	1,880.2	1,856.5
Loans secured by real estate	8	8.6	34.8
Property, plant and equipment	9	192.0	186.3
Investment in equity-accounted investees	10	119.6	128.3
Right-of-use asset		6.4	6.5
Deferred tax asset		5.8	5.7
		2,212.6	2,218.1
Current assets
Assets held-for-sale	7,16	2.1	156.2
Inventories		0.2	0.3
Rent and other receivables		52.0	42.6
Intercompany balances		87.7	51.6
Cash and cash equivalents		286.2	201.9
		428.2	452.6
Total assets		2,640.8	2,670.7
Current liabilities
Trade and other payables		(47.7)	(50.8)
Deferred income		(19.7)	(22.2)
Borrowings	11	(32.5)	(71.1)
		(99.9)	(144.1)
Non-current liabilities
Trade and other payables		(8.2)	(6.4)
Borrowings	11	(1,489.9)	(1,427.3)
Lease liability		(6.5)	(6.5)
Derivative financial liabilities	12	(41.6)	(31.0)
Deferred tax liability		(4.6)	(4.0)
		(1,550.8)	(1,475.2)
Total liabilities		(1,650.7)	(1,619.3)
Net assets		990.1	1,051.4
Equity
Stated capital		1,370.1	1,325.1
Foreign currency translation reserve		44.1	23.3
Revaluation reserve		34.5	36.7
Share-based payments reserve		10.5	5.5
Retained earnings		(469.1)	(339.2)
Total equity		990.1	1,051.4
On behalf of the Board of Directors.

/s/ Fraser Kennedy /s/ Andrew McNulty
Fraser Kennedy Andrew McNulty
Director Director
26 August 2020
The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity
For the six month period ended 30 June 2020

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total equity
Unaudited	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2020	1,325.1	23.3	36.7	5.5	(339.2)	1,051.4
Loss for the period	-	-	-	-	(59.9)	(59.9)
Other comprehensive income	-	20.8	(2.2)	-	-	18.6
Total comprehensive loss for the period	-	20.8	(2.2)	-	(59.9)	(41.3)
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee	-	-	-	5.0	-	5.0
Issue of ordinary shares	45.0	-	-	-	-	45.0
Dividends paid	-	-	-	-	(70.0)	(70.0)
	45.0	-	-	5.0	(70.0)	(20.0)
Total equity at 30 June 2020	1,370.1	44.1	34.5	10.5	(469.1)	990.1

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity (continued)
For the year ended 31 December 2019

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total equity
Audited	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2019	1,325.1	38.0	36.8	2.8	(254.2)	1,148.5
Profit for the year	-	-	-	-	17.3	17.3
Other comprehensive income	-	(14.7)	14.9	-	-	0.2
Transfer on disposal of operating businesses	-	-	(15.0)	-	15.0	-
Total comprehensive income for the year	-	(14.7)	(0.1)	-	32.3	17.5
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee	-	-	-	2.7	-	2.7
Dividends paid	-	-	-	-	(117.3)	(117.3)
	-	-	-	2.7	(117.3)	(114.6)
Total equity at 31 December 2019	1,325.1	23.3	36.7	5.5	339.2	1,051.4

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated statement of changes in equity (continued)
For the six month period ended 30 June 2019

	Attributable to owners of the Company
	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total equity
Unaudited	£m	£m	£m	£m	£m	£m
Balance as at 1 January 2019	1,325.1	38.0	36.8	2.8	(254.2)	1,148.5
Profit for the period	-	-	-	-	12.7	12.7
Other comprehensive income	-	2.1	(0.1)	-	-	2.0
Total comprehensive income for the period	-	2.1	(0.1)	-	12.7	14.7
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee	-	-	-	(2.8)	-	(2.8)
Dividends paid	-	-	-	-	(30.0)	(30.0)
	-	-	-	(2.8)	(30.0)	(32.8)
Total equity at 30 June 2019	1,325.1	40.1	36.7	-	(271.5)	1,130.4

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

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Condensed consolidated cash flow statement
For the six month period ended 30 June 2020

		Six month period ended 30 June 2020	Six month period ended 30 June 2019
		Unaudited	Unaudited
	Notes	£m	£m
Cash flows from operating activities
(Loss)/profit for the period		(59.9)	12.7
Adjustments for non-cash items:
Loss on sale of investment property and loan collateral	14	3.7	1.3
Net change in fair value of investment and development property		59.0	-
Net change in fair value of equity-accounted investees		(0.9)	-
Net finance cost		25.0	26.6
Amortisation of loan fees, bond discount and premia	11	0.8	1.2
Amortisation of lease incentive		(5.7)	(0.9)
Taxation	6	5.1	1.1
Depreciation of fixed assets	9	3.4	5.7
Depreciation of right of use assets		0.1	0.1
Impairment of accounts receivable		2.3	0.3
Investment management fee		5.0	5.6
Operating cash flows before movements in working capital		37.9	53.7
Increase in rent and other receivables		(7.2)	(7.3)
Decrease in inventories		0.1	-
(Decrease)/increase in deferred income		(2.5)	(0.1)
(Decrease)/increase in trade and other payables		(6.4)	(7.4)
Cash generated from operations before interest and taxation		21.9	38.9
Interest paid		(26.2)	(9.2)
Derivative instruments		(0.8)	-
Tax paid		(1.5)	(3.1)
Tax refunds received		0.7	0.1
Cash flows (used in)/from operating activities		(5.9)	26.7
Investing activities
Acquisition of and improvements to investment and development property		(8.8)	(31.6)
Disposal of investment and development property		140.2	23.6
Capital expenditure on property, plant and equipment		(0.5)	(5.3)
Investment in equity-accounted investees	10	(7.5)	(4.7)
Dividends received from equity-accounted investees	10	0.4	3.0
Return of capital from equity-accounted investees	10	24.9	-
Investment in loans secured by real estate	8	-	(0.3)
Cash flows from/(used in) investing activities		148.7	(15.3)
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Financing activities
Amounts receivable from related party		(33.9)	(25.0)
Proceeds from borrowings	11	9.2	-
Repayments of secured borrowings	11	(40.2)	(65.5)
Borrowings/drawings of loans secured by real estate		25.9	-
Transaction costs related to loans and borrowings	11	(0.6)	-
Issue of share capital		45.0	-
Dividends paid		(70.0)	(30.0)
Cash flows (used in) financing activities		(64.6)	(120.5)
Net increase/(decrease) in cash and cash equivalents		78.2	(109.1)
Cash and cash equivalents at beginning of period		201.9	256.6
Foreign exchange movements		6.1	0.8
Cash and cash equivalents at the reporting date		286.2	148.3
The accompanying notes form an integral part of these condensed consolidated interim financial statements.
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Notes to the condensed consolidated interim financial statements
For the six month period ended 30 June 2020
1. General information
Kennedy Wilson Europe Real Estate Limited (the ‘Company’) is a company incorporated in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2020 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).
The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands.
2. Basis of preparation
A. Statement of compliance
These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as promulgated by the International Accounting Standards Board, as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2019. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2019 (the ‘Audited Financial Statements’).
The results are unaudited but were reviewed by the auditors of the Company.
B. Basis of measurement
The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment, investments in equity-accounted investees and derivative financial instruments which are stated at their fair value using the accounting policies on the basis set out in Note 3 Significant accounting policies.
After making enquiries, the directors have a reasonable expectation that the Group has adequate resources to continue its operations for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the financial statements.
The Group has strong liquidity and access to significant financial headroom between cash flows and existing reserves. Cash balances stood at £286.2 million at 30 June 2020.
The Investment Manager and its affiliates continue to work closely with tenants to monitor performance and understand the impact of the Coronavirus (‘COVID-19’) on their operations. Future cash flows have been forecast and stress-tested using conservative assumptions relating to rent collection rates and tenant performance.
If the Group wished to further bolster short to medium term liquidity beyond its already considerable reserves it would be able to defer discretionary capital expenditure. Development activity is largely undertaken in joint ventures where no construction is currently committed.
Banking facility covenants have been considered in conjunction with the conservative forecasts and while no imminent breach is expected the Investment Manager maintains an open dialogue with relationship lenders in the normal course of business.
Having reviewed the forecasts, applying adverse stress tests and considering available mitigating actions, including ultimate parent support and liquidity, the Directors consider it a remote possibility that the financial headroom could be depleted.
Accordingly, they do not anticipate any need to significantly curtail the scale of operations or other activity and believe that the Group will continue as a going concern.
C. Use of judgements and estimates
In preparing these interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from those estimates.
The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the Annual Financial Statements.

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(i). Impact of the UK withdrawing from the European Union (the ‘EU’)
On 29 March 2017, the UK government invoked Article 50 of the Treaty of Lisbon, notifying the European Council of its intention to withdraw from the European Union (‘Brexit’). There was an initial two-year timeframe for the United Kingdom and the European Union to reach an agreement on the withdrawal and the future United Kingdom and European Union relationship. This timeframe was extended to 31 January 2020 and the withdrawal agreement was ratified by the United Kingdom parliament at that time. At this stage, there is significant uncertainty regarding the outcome of the negotiations about the future arrangements between the United Kingdom and the European Union.
Management applied judgement in determining the impact of this uncertainty on carrying amounts of assets and liabilities in these financial statements.
(ii) Impact of COVID-19
Management are closely monitoring developments associated with the COVID-19 pandemic and how it may affect its business and tenants.  The ultimate impact on the economies of countries in which the Group operates is unknown.
Given the inherent uncertainties, it is not practicable at this time to determine the impact of COVID-19 on the Group or to provide a quantitative estimate of this impact.
3. Significant accounting policies
A. Accounting policies adopted for the year ended 31 December 2019
The accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Audited Financial Statements and are described therein on pages 16 to 25.
The Audited Financial Statements are available at eu.kennedywilson.com.
As at 30 June 2020, management prepare an internal analysis of the fair values of Investment and development property, Property Plant and Equipment and Investments in Equity-accounted investees. This analysis includes consideration of the independently obtained year-end valuations, changes in discount rates in the period, capitalised costs incurred and any changes to future expected cash flows.
The Group has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.
B. New accounting standards or amendments effective 1 January 2020
There are a number of new standards or amendments which are effective for the Group for the first time for the financial year beginning 1 January 2020.
C. Standards issued but not yet effective
A number of new standards are effective for annual periods beginning after 1 January 2020 and earlier application is permitted however the Group has not early adopted the new or amended standards in preparing these financial statements.
The following amended standards and interpretations are not expected to have a significant impact on the Group’s financial statements:
•Amendments to References to Conceptual Framework in IFRS Standards.
•Definition of a Business (Amendments to IFRS 3).
•Definition of Material (Amendments to IAS 1 and IAS 8).
•Interest Rate Benchmark Reform (Amendments to IFRS 9, IAS 39 and IFRS 7).
•IFRS 17: Insurance Contracts.
•Classification of Liabilities as Current or Non-current (Amendment to IAS 1)
•Sale or Contribution of Assets between an Investor and its Associated or Joint Venture (Amendments to IFRS 10 and IAS 28)

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4. New standards, interpretations and amendments adopted by the Group
A. New/Revised International Financial Reporting Standards

Effective date[1]

Sale or contribution of assets between an investor and its associate or joint venture (Amendments to IFRS 10 and IAS 28) [2]	Deferred indefinitely
IFRS 17: Insurance Contracts [2]	1 January 2021

Footnotes:
1.The effective dates are those applying to European Union endorsed IFRS if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.
2. Not European Union endorsed at the time of approval of the interim financial statements.
5. Operating segments
A. Basis of segmentation
The Group is organised into three business segments, against which the Group reports its segmental information, being investment properties, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).
The following summary describes the operations of each reportable segment:

Segment	Description
Investment property	Property used primarily for the purpose of generating rental income and comprising office, retail, leisure, and industrial real estate assets.
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%.
Hotels	Ownership of the Shelbourne Hotel (Ireland).
There are varying levels of integration between the investment property and hotel segments. This integration consists primarily of shared asset management resources.
Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.
The Group’s key measure of underlying performance of investment property is net operating income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on net operating income, other statistical data such as valuation movements are separately highlighted for analysis and attention.
The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.
The Group’s key performance measure of underlying performance of the hotel sector is net operating income as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group.

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B. Information about reportable segments
I. Profit before tax for the six month period ended 30 June 2020

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m
Revenue
Rental income	61.6	-	-	61.6	-	61.6
Hotel revenue	-	-	5.6	5.6	-	5.6
Interest income from loans secured by real estate	-	-	-	-	-	-
	61.6	-	5.6	67.2	-	67.2
Property related expenses	(18.5)	-	-	(18.5)		(18.5)
Hotel cost of sales	-	-	(9.5)	(9.5)	-	(9.5)
Administrative costs	-	-	(0.4)	(0.4)	-	(0.4)
Net operating income	43.1	-	(4.3)	38.8		38.8
Loss on sale	(1.9)	(1.8)	-	(3.7)	-	(3.7)
Net change in the fair value of investment and development property	(59.0)	-	-	(59.0)	-	(59.0)
Fair value gain on equity-accounted investees	-	-	-	-	0.9	0.9
	(17.8)	(1.8)	(4.3)	(23.9)	0.9	(23.0)
Overhead costs
Administrative expenses	(1.8)	(0.1)	-	(1.9)	(0.5)	(2.4)
Investment management fee	-	-	-	-	(5.0)	(5.0)
	(1.8)	(0.1)	-	(1.9)	(5.5)	(7.4)
Results from operating activities before financing income and costs	(19.6)	(1.9)	(4.3)	(25.8)	(4.6)	(30.4)
Interest income	-	-	-	-	1.5	1.5
Finance costs	(5.9)	-	(1.3)	(7.2)	(18.7)	(25.9)
	(5.9)	-	(1.3)	(7.2)	(17.2)	(24.4)
Segment profit/(loss) before taxation	(25.5)	(1.9)	(5.6)	(33.0)	(21.8)	(54.8)

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II. Profit before tax for the six month period ended 30 June 2019

	Investment property	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m
Revenue
Rental income	75.2	-	-	75.2	-	75.2
Hotel revenue	-	-	27.6	27.6	-	27.6
Interest income from loans secured by real estate	-	-	-	-	-	-
	75.2	-	27.6	102.8	-	102.8
Property related expenses	(20.6)	-	-	(20.6)	-	(20.6)
Hotel cost of sales	-	-	(24.5)	(24.5)	-	(24.5)
Administrative costs	-	-	(3.9)	(3.9)	-	(3.9)
Net operating income	54.6	-	(0.8)	53.8	-	53.8
Loss on sale	(1.3)	-	-	(1.3)	-	(1.3)
Fair value gain on equity-accounted investees	-	-	-	-	-	-
	53.3	-	(0.8)	52.5	-	52.5
Overhead costs
Administrative expenses	(2.8)	-	-	(2.8)	(1.1)	(3.9)
Investment management fee	-	-	-	-	(5.6)	(5.6)
	(2.8)	-	-	(2.8)	(6.7)	(9.5)
Results from operating activities before financing income and costs	50.5	-	(0.8)	49.7	(6.7)	43.0
Finance costs	(8.8)	-	(1.3)	(10.1)	(19.1)	(29.2)
	(8.8)	-	(1.3)	(10.1)	(19.1)	(29.2)
Segment profit/(loss) before tax	41.7	-	(2.1)	39.6	(25.8)	13.8

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C. Geographic information
Consistent with the prior year, the investment property segment includes assets located in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.
The geographic information below analyses the Group’s segment revenues, by geography. In presenting the following information, segment revenue was based on the geographic location of the relevant assets.
I. Revenue

	Six month period ended 30 June 2020	Six month period ended 30 June 2019
	Unaudited	Unaudited
	£m	£m
United Kingdom
Rental income	37.9	44.6
Hotel revenue	-	7.6
Interest income on loans secured by real estate	-	-
Loss on sale of investment property and loan collateral	(4.2)	(1.2)
Fair value gain on equity-accounted investees	-	-
Net change in fair value of investment and development property	(36.8)	-
Net change in fair value of loans secured by real estate	-	-
	(3.1)	51.0
Ireland
Rental income	16.4	20.8
Hotel revenue	5.6	20.0
Interest income on loans secured by real estate	-	-
Loss on sale of investment property and loan collateral	-	(0.1)
Fair value gain on equity-accounted investees	0.9	-
Net change in fair value of investment and development property	(15.7)	-
Net change in fair value of loans secured by real estate	-	-
	7.2	40.7
Rest of Europe
Rental income	7.3	9.8
Hotel revenue	-	-
Interest income on loans secured by real estate	-	-
Gain on sale of investment property and loan collateral	0.5	-
Fair value gain on equity-accounted investee	-	-
Net change in fair value of investment and development property	(6.5)	-
Net change in fair value of loans secured by real estate	-	-
	1.3	9.8
Total
Rental income	61.6	75.2
Hotel revenue	5.6	27.6
Interest income on loans secured by real estate	-	-
Loss on sale of investment property and loan collateral	(3.7)	(1.3)
Fair value gain on equity-accounted investees	0.9	-
Net change in fair value of investment and development property	(59.0)	-
Net change in fair value of loans secured by real estate	-	-
	5.4	101.5
         Page | 17

6. Taxation
A. Company
The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.
B. Group
The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey. Except for the hotel operations in the United Kingdom and Ireland, the Group does not carry on a trade in the United Kingdom, Ireland or any other jurisdiction.
The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.
Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 10 to the Audited Financial Statements.
C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2020	Six month period ended 30 June 2019
	Unaudited	Unaudited
	£m	£m
Current tax expense
Current period	4.5	1.8
	4.5	1.8
Deferred tax credit
Tax effect of losses not previously recognised	0.5	(0.8)
Tax effect of previously unrecognised taxable temporary differences	0.1	0.1
	0.6	(0.7)
Tax expense	5.1	1.1

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7. Investment and development property

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Investment property
Opening balance	1,766.2	2,246.7
Disposal of investment property	-	(343.0)
Improvements to investment property	7.0	49.4
Transfer from investment property under development	-	23.3
Transfer to assets held-for-sale (Note 16)	(2.1)	(155.0)
Transfer from assets held-for-sale (Note 16)	14.4	25.2
Net change in fair value	(58.1)	(22.8)
Effects of translation to presentation currency	52.0	(57.6)
Closing balance	1,779.4	1,766.2

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Investment property under development
Opening balance	90.3	109.9
Development expenditure	4.7	8.8
Transfer to investment property	-	(23.3)
Net change in fair value	(0.9)	(0.1)
Effects of translation to presentation currency	6.7	(5.0)
Closing balance	100.8	90.3
Disclosed as:
Carrying value of investment and development property	1,880.2	1,856.5
Assets held-for-sale (Note 16)	2.1	156.2
Adjustment in respect of straight line rent[1]	25.0	17.2
	1,907.3	2,029.9
Footnote:
1. Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The cost of investment properties acquired during the year, inclusive of acquisition costs, is £Nil (year ended December 2019: £Nil). The total expenditure incurred to acquire investment properties under development during the year is £Nil (year ended December 2019: £Nil).
Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £Nil (year ended December 2019: £Nil).
At 30 June 2020, the Group was contractually committed to £3.5 million (December 2019: £10.1 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.
The net fair value loss of £59.0 million (year ended 31 December 2019: net fair value loss £22.8 million) has been recognised in the Consolidated income statement. At 30 June 2020, a Director valuation has been undertaken using the external valuations at 31 December 2019 as a foundation. The Directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property and investment property under development at 31 December 2019 continue to apply for the period ended 30 June 2020. In performing this assessment, the directors worked with the Investment Advisors to develop valuations attributable to each investment property in the Group’s portfolio. These valuations were determined by
         Page | 19

reference to expected cash flows for each asset, and by applying capitalisation yields determined with reference to relevant industry benchmarks and market indices.  The Group’s industrial assets have remained broadly stable since year end.
Retail and leisure assets have been further impacted by the pandemic, altering timing and amount of expected rentals. This has been reflected by adjusting future expected cash flows and increasing yields specific to each asset. This has resulted in a reduction in the value of retail assets of £39.4 million.
A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodologies applicable to investment property and investment property under development is provided in Note 11 to the Audited Financial Statements.

(i). Investment property

Asset class
	Fair value at 30 June 2020 Unaudited £m1,2	Fair value at 31 December 2019 Audited £m1,2
United Kingdom – Commercial	1,043.5	1,112.9
United Kingdom – Residential	-	97.0
Ireland – Commercial	561.4	536.6
Rest of Europe – Commercial	201.6	193.1
Total	1,806.5	1,939.6
Footnotes:
1.Includes adjustment in respect of straight line leases, which is included in the “Rent and other receivables” component of the consolidated balance sheet.
2.Includes assets held-for-sale (Note 16).

(ii). Investment property under development

Asset class	Fair value at 30 June 2020 Unaudited £m	Fair value at 31 December 2019 Audited £m1
Ireland – Investment property under development	24.2	18.6
Ireland – Development land	14.7	14.1
Rest of Europe – Investment property under development	61.9	57.6
Total	100.8	90.3

         Page | 20

8. Loans secured by real estate

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Opening balance	34.8	30.9
Additional lending	-	0.3
Disposal	(27.7)	-
Net fair value movement	-	5.3
Effects of translation to presentation currency	1.5	(1.7)
Closing balance	8.6	34.8

A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodology is provided in Note 12 to the Audited Financial Statements.
There were no changes in valuation techniques during the period.
The directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s portfolio of loans secured by real estate at 31 December 2019 continue to apply for the period ended 30 June 2020.
9. Property, plant and equipment
During the six month period ended 30 June 2020, the Group acquired property, plant and equipment in the amount of £Nil million (year ended 31 December 2019: £Nil).
Additions to property, plant and equipment totalled £0.8 million (year ended 31 December 2019: £8.1 million).
Depreciation charge for the same period was £3.4 million (year ended 31 December 2019: £10.7 million). In addition, exchange rates accounted for a £13.2 million positive movement in the period (year ended 31 December 2019: negative £10.1 million movement).
At 30 June 2020, a revaluation of land and buildings was performed resulting in a fair value reduction of £4.9 million (year ended 31 December 2019: fair value increase of £14.9 million).
A. Valuation process
Third party valuations are performed annually on 31 December.
Further information on the valuation methodology is provided in Note 13 to the Audited Financial Statements.
There were no changes in valuation techniques during the period.
The directors confirm that the valuation techniques and the key unobservable inputs used in the valuation of the Group’s property, plant and equipment at 31 December 2019 continue to apply for the period ended 30 June 2020.
10. Investment in equity-accounted investees

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Opening balance	128.3	66.4
Additions	7.5	82.2
Other increases	-	7.7
Dividends received	(0.4)	(19.5)
Capital returned	(24.9)	-
Net change in fair value	0.9	(4.1)
Effects of translation to presentation currency	8.2	(4.4)
Closing balance	119.6	128.3
Further information on the valuation methodology is provided in Notes 3, 5 and 30 to the Audited Financial Statements.
         Page | 21

There were no changes to valuation techniques during the period. As described in Note 7, the directors performed a valuation of each individual asset in the Group’s portfolio. The value of the Group’s investments in joint ventures, which comprise primarily of investments in development assets and residential properties have remained stable since year end.
11. Borrowings

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Secured	530.2	540.0
Unsecured	999.5	965.6
	1,529.7	1,505.6
Unamortised borrowing costs, bond discounts and bond premia	(7.3)	(7.2)
	1,522.4	1,498.4

Disclosed as:
Current	32.5	71.1
Non-current	1,489.9	1,427.3
	1,522.4	1,498.4

A. Reconciliation of carrying value
Movements in the Group’s borrowings are analysed in the following table.

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Opening balance	1,498.4	1,766.7
Principal repayments on secured debt	(40.2)	(143.1)
Disposal of secured debt	-	(100.5)
Draw down of new secured debt	9.2	25.0
Borrowing costs incurred	(0.6)	(0.4)
Extinguishment of debt	-	1.1
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	0.8	3.0
Effects of translation to presentation currency	54.8	(53.4)
Closing balance	1,522.4	1,498.4

The tables above, together with the analysis set out in Notes 11B and 11C are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing. The analysis set out in Notes 11D and 11E excludes the effect of deducting unamortised borrowing costs.
Further information on the fair value methodology is provided in Note 21 to the Audited Financial Statements.

         Page | 22

B. Secured borrowings
I. Book value

	Draw down date[1]	Effective interest rate	Maturity	30 June 2020	31 December 2019
				Unaudited	Audited
		%		£m	£m

£70.7 million mortgage borrowing	31 January 2015	2.90%	30 April 2021	30.7	70.7
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 April 2023	161.7	161.7
£25.0 million mortgage borrowing	9 September 2019	1.855%	9 September 2025	24.6	24.6
€37.25 million mortgage borrowing[2]	22 January 2016	Euribor + 1.60%	29 December 2031	31.7	29.7
€70.38 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	63.8	59.4
€87.0 million mortgage borrowing	4 December 2017	Euribor + 2.0%	4 December 2022	78.8	73.4
€68.52 million mortgage borrowing	4 December 2017	Euribor + 1.8%	4 December 2022	62.1	57.8
€72.0 million mortgage borrowing	28 March 2018	2.60%	25 June 2025	64.8	60.4
€30.06 million mortgage borrowing	11 February 2020	Euribor + 2.85%	11 February 2024	9.2	-
				527.4	537.7
Unamortised borrowing costs (included above)				2.8	2.3
				530.2	540.0
Footnotes:
1.Draw down date or date of acquisition, whichever is later.
2.Amortising loan.
Debt service is payable quarterly on all secured borrowings.

         Page | 23

C. Bonds and notes
I. Book value

	Issue date	Effective interest rate	Maturity	30 June 2020	31 December 2019
				Unaudited	Audited
		%		£m1	£m
£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	499.1	498.8
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	495.9	461.9
				995.0	960.7
Unamortised borrowing costs, discounts and premia				4.5	4.9
				999.5	965.6
Footnote:
1.The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at the balance sheet date.

D. Maturity profile of borrowings
The maturity profile of the Group’s borrowings is as follows:

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m

Due within one year	32.5	71.0
Due between two and five years	883.9	862.5
Due between six and ten years	605.9	566.9
Due greater than ten years	7.4	5.2
Closing balance	1,529.7	1,505.6

E. Interest rate profile of borrowings
I. 30 June 2020

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
Unaudited	£m	£m	£m	%	Years
Gross borrowings in: Pound Sterling	717.4	-	717.4	3.46	2.3
Euro	812.3	247.4	564.9	2.88	4.8
	1,529.7	247.4	1,282.3	3.16	3.6
II. 31 December 2019

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period to maturity
Audited	£m	£m	£m	%	Years
Gross borrowings in: Pound Sterling	757.4	-	757.4	3.43	2.6
Euro	748.2	221.6	526.6	2.88	5.3
	1,505.6	221.6	1,284.0	3.16	3.9

         Page | 24

12. Derivative financial instruments

	30 June 2020	31 December 2019
	Unaudited	Audited
Non-current liabilities	£m	£m
Zero cost foreign currency options designated as net investment hedges	-	(1.3)
Interest rate cross currency swaps designated as net investment hedges	(41.6)	(29.7)
	(41.6)	(31.0)
	(41.6)	(31.0)
The Group has entered into interest rate cap contracts with notional amounts of £Nil (December 2019: £Nil) on Sterling-denominated debt and €216.5 million (£196.7 million) (December 2019: €235.1 million or £199.1 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.
The Group has also entered into foreign currency forward contracts and zero cost foreign currency options with notional amounts of €Nil (£Nil) to hedge its net investment in Euro operations (December 2019: €30.0 million or £22.5 million). The Group also entered into a cross currency swap to convert a portion of the proceeds from its £300.0 million debut senior unsecured bond into Euro. This transaction swapped £150.0 million of the bond into €210.8 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.76%.
Further information on the valuation methodology is provided in Note 22 to the Audited Financial Statements.

         Page | 25

13. Financial instruments – Fair values and risk management
A. Accounting classifications and fair values
The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy.
I. 30 June 2020

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Loans secured by real estate [1]	-	8.6	-	-	-	-	-	-	8.6
	-	8.6	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	25.6	-	-	-	-
Cash and cash equivalents	-	-	-	-	286.2	-	-	-	-
	-	-	-	-	311.8	-
Financial liabilities measured at fair value
Interest rate cross currency swaps designated as net investment hedges	(41.6)	-	-	-	-	-	-	(41.6)	-
	(41.6)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(530.2)	-	-	(539.1)
Unsecured bond issues	-	-	-	-	-	(999.5)	-	(962.1)	-
Trade and other payables	-	-	-	-	-	(29.6)	-	-	-
	-	-	-	-	-	(1,559.3)

         Page | 26

II. 31 December 2019

	Carrying amount						Fair value
	Fair value – hedging instruments	Mandatorily at FVTPL – others	FVOCI – debt instruments	FVOCI – equity instruments	Financial assets at amortised cost	Other financial liabilities	Level 1	Level 2	Level 3
Audited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Financial assets measured at fair value
Loans secured by real estate [1]	-	34.8	-	-	-	-	-	-	34.8
	-	34.8	-	-	-	-
Financial assets not measured at fair value
Rent and other receivables	-	-	-	-	24.2	-	-	-	-
Cash and cash equivalents	-	-	-	-	201.9	-	-	-	-
	-	-	-	-	226.1	-
Financial liabilities measured at fair value
Zero cost foreign currency options designated as net investment hedges	(1.3)	-	-	-	-	-	-	(1.3)	-
Interest rate cross currency swaps designated as net investment hedges	(29.7)	-	-	-	-	-	-	(29.7)	-
	(31.0)	-	-	-	-	-
Financial liabilities not measured at fair value
Secured bank loans	-	-	-	-	-	(540.0)	-	-	(599.5)
Unsecured bond issues	-	-	-	-	-	(965.6)	-	(1,008.8)	-
Trade and other payables and deferred income	-	-	-	-	-	(33.9)	-	-	-
	-	-	-	-	-	(1,539.5)
Footnote:
1.A reconciliation of the movement in the Level 3 fair value of Loans secured by real estate between the year ended 31 December 2019 and the period ended 30 June 2020 is presented in Note 8.

         Page | 27

B. Measurement of fair values
The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.
C. Financial risk management
The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.
The interim financial statements do not include all financial risk management information and disclosures required in the Audited Financial Statements.
Further information on financial risk management is set out in Note 23 to the Audited Financial Statements. There have been no changes in any risk management policies since 31 December 2019.
(i). Market risk
(a). Foreign currency risk
The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date.
The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	30 June 2020	31 December 2019
	Unaudited	Audited
	£m	£m
Gross foreign currency assets	1,276.7	1,232.0
Gross foreign currency liabilities	(1,014.1)	(908.7)
	262.6	323.3

Gross currency liabilities include the nominal amount of £150.0 million (December 2019: £172.5 million) of foreign exchange derivatives designated as net investment hedges.
The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross currency swaps as a result of possible changes in foreign exchange rates:

	Impact on profit	Impact on net asset value
	30 June 2020	31 December 2019	30 June 2020	31 December 2019
	Unaudited	Audited	Unaudited	Audited
	£m	£m	£m	£m
250 bps strengthening in exchange spot rate	0.2	0.3	0.2	0.3
250 bps weakening in exchange spot rate	(0.2)	(0.3)	(0.2)	(0.3)
500 bps strengthening in exchange spot rate	0.4	0.7	0.4	0.7
500 bps weakening in exchange spot rate	(0.4)	(0.7)	(0.4)	(0.7)

         Page | 28

(ii). Liquidity risk
The table below summarises the expected maturity profile of the Group’s financial liabilities based on contractual undiscounted payments and includes estimated interest payments.
I. 30 June 2020

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Unaudited	£m	£m	£m	£m	£m	£m
Secured borrowings	3.3	42.5	16.9	464.2	50.0	576.9
£500.0 million 3.95%, 7 year unsecured bond	-	18.8	560.2	-	-	579.0
€550.0 million 3.25%, 10 year unsecured note	-	14.7	14.7	44.2	468.4	542.0
Trade and other payables	21.1	3.3	1.5	1.5	2.2	29.6
	24.4	79.3	593.3	509.9	520.6	1,727.5

II. 31 December 2019

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Audited	£m	£m	£m	£m	£m	£m
Secured borrowings	3.6	80.2	16.9	378.3	111.4	590.4
£500.0 million 3.95%, 7 year unsecured bond	-	18.8	18.8	547.3	-	584.9
€550.0 million 3.25%, 10 year unsecured note	-	15.1	15.1	45.4	480.8	556.4
Derivative financial instruments	-	22.5	-	-	-	22.5
Trade and other payables	26.6	1.0	1.9	2.9	1.5	33.9
	30.2	137.6	52.7	973.9	593.7	1,788.1

(iii). Capital management
The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company, borrowings (Note 11) and cash and cash equivalents. Equity comprises issued share capital, reserves and retained earnings as disclosed in the condensed consolidated statement of changes in equity. Borrowings comprise term loan facilities and unsecured bonds.
Save for the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole.
The Group is not subject to any externally imposed capital requirements.
The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.

         Page | 29

14. Loss on sale of investment and development property and loan collateral

	Six month period ended 30 June 2020	Six month period ended 30 June 2019
	Unaudited	Unaudited
	£m	£m

Gross proceeds on disposal	167.5	24.7
Selling costs	(1.4)	(1.1)
Net proceeds on disposal	166.1	23.6
Carrying value	(169.8)	(24.9)
Loss on disposal	(3.7)	(1.3)
The carrying value of assets sold includes assets which were held-for-sale at 31 December 2019 of £141.5 million.
15. Related party transactions
A. Parent and ultimate controlling party
The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). At 30 June 2020 and 31 December 2019, the Company was a wholly owned subsidiary of KWI.
B. Transactions with key management personnel
(i). Amounts paid to key management personnel
(a). Investment management fee
The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the six month period ended 30 June 2020 is £5.0 million (six month period ended 30 June 2019: £5.6 million).
(b). Directors fees
Directors are not entitled to any fee for acting as directors of the Company.
(c). Performance fees
The Investment Manager is considered to be included within the definition of key management personnel. The total performance fee accrued for the six month period ended 30 June 2020 is £Nil (six month period ended 30 June 2019: £Nil).
C. Other related parties
Included in the current assets is an amount of £87.7 million receivable from group companies. At 31 December 2019 the amount receivable from group companies was £51.6 million.
On 24 June 2020 the shareholders subscribed for a further 6,543,913 ordinary shares in the amount of £45.0 million.
16. Assets held-for-sale
The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £2.1 million at the balance sheet date (31 December 2019: £156.2 million). In addition, of the balance at 31 December 2019, £14.7 million of those assets were subsequently taken off market and were therefore removed from this classification. During the period £141.5 million of assets which were classified as held-for-sale at 31 December 2019 were sold. At 30 June 2020 a further £2.1 million (31 December 2019: £156.2 million) of assets were added to this classification.
17. Approval of the interim financial statements
These interim financial statements were authorised for issue by the Company’s Board of Directors on 26 August 2020.
         Page | 30